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                                                                    EXHIBIT 10.1

                                 LOAN AGREEMENT
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     THIS AGREEMENT is made as of July 18, 1996, by and between Sanwa USA Inc.
("SUI") and Overhead Door Corporation ("ODC").

                                  WITNESSETH:
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     WHEREAS, ODC was a party to a Credit Agreement dated as of August 15, 1994, as amended (the "Credit Agreement") among ODC, Chemical Bank as agent and other parties, which Credit Agreement has been terminated in accordance with the Termination and Release Agreement dated as of July 18, 1996 (the "Termination Agreement") among the parties to the Credit Agreement; and

     WHEREAS, SUI wishes to loan to ODC $158,765,164.55 (the "Credit Agreement Termination Loan") to repay all of ODC's accrued and outstanding obligations under the Credit Agreement and to deposit amounts equal to certain Letters of Credit thereunder (the "Specified Letters of Credit") as collateral in support thereof, each in accordance with the provisions of the Termination Agreement and the Letter Agreement dated as of the date hereof (the "Letter Agreement") between ODC and The Chase Manhattan Bank (as successor by merger to Chemical
Bank) ("Chase"); and

     WHEREAS, SUI and ODC desire to establish the terms and conditions governing the Credit Agreement Termination Loan and such further revolving loan as may be made by SUI to ODC for general working capital purposes (the "Revolving Loan").

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Definitions. All capitalized terms used herein and not otherwise defined
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shall have the respective meanings provided such terms in the Credit Agreement and the Termination Agreement.

     2. Loan. Pursuant to the terms hereof, SUI hereby loans to ODC the amount
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of $158,765,164.55 to enable ODC to repay all of its accrued and outstanding obligations under the Credit Agreement and to deposit an amount equal to the Specified Letters of Credit thereunder as collateral in support of the Specified Letters of Credit, each in accordance with the provisions of the Termination Agreement and the Letter Agreement.

     3. Credit Agreement Termination Loan. With respect to the Credit Agreement
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Termination Loan, ODC agrees to each of the following:

                (a) Principal Payments. ODC agrees to pay to SUI amounts equal
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        to the Term Loan principal repayment

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        installments which would have been payable by ODC under Section 4.02
        (A)(d) of the Credit Agreement (as amended by the Second Amendment thereto dated February 15, 1996) on such dates as such installments would have been payable under the Credit Agreement.

             (b) Accrued Interest Component. ODC agrees to repay to SUI on
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        September 30, 1996, the portion of the Credit Agreement Termination Loan which constitutes interest accrued as of the date hereof ($864,758.55).

             (c) Letters of Credit. ODC agrees to repay to SUI the amounts
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        deposited as collateral in support of the Specified Letters of Credit in accordance with the Termination Agreement at such time as such collateral is released by Chase.

             (d) Interest. ODC agrees to pay to SUI quarterly, on the last day
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        of each calendar quarter, interest on the average outstanding balance of the Credit Agreement Termination Loan at an interest rate equal to the Eurodollar Rate plus the Applicable Eurodollar Margin, assuming in each case that a three month period has been elected.

            (e) Termination. ODC agrees to pay to SUI the outstanding principal
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        balance of the Credit Agreement Termination Loan, and interest accrued thereon, upon the termination of this Agreement.

     4. Revolving Loan. With respect to the Revolving Loan, SUI and ODC agree as
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follows:

            (a) Revolving Loan Amounts. SUI agrees to loan to ODC such revolving
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        amounts as ODC may from time to time require for general working capital purposes; provided that SUI must pre-approve all draws of funds by ODC.

            (b) Interest. ODC agrees to pay to SUI quarterly, on the last day of
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        each calendar quarter, an amount equal to (i) interest on the average outstanding balance of the Revolving Loan at an interest rate equal to the Prime Lending Rate plus the Applicable Base Rate Margin minus (ii) any actual interest paid by ODC on the Revolving Loan during such calendar quarter.

            (c) Termination. ODC agrees to pay to SUI the outstanding principal
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        balance of the Revolving Loan, and interest accrued thereon, upon the termination of this Agreement.

     5. Governing Law. This Agreement will be governed by the laws of the State
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of New York.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

        SANWA USA INC.                OVERHEAD DOOR CORPORATION



        BY: /S/ TOSHIO SHIMOMURA      BY:  /S/ JAMES F. BRUM
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            Toshio Shimomura               James F. Brum
            Treasurer                      Executive Vice President
                                           Chief Financial Officer

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